UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): December 18, 2003



                              TAG-IT PACIFIC, INC.
               (Exact Name of Registrant as Specified in Charter)




          DELAWARE                      1-13669                 95-4654481
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
      of Incorporation)               File Number)           Identification No.)





              21900 BURBANK BLVD., SUITE 270
                WOODLAND HILLS, CALIFORNIA                      91367
         (Address of Principal Executive Offices)             (Zip Code)




                                 (818) 444-4100
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

PRIVATE PLACEMENT FINANCING TRANSACTION

         On December 18, 2003, Tag-It Pacific, Inc. (the "REGISTRANT") closed the sale of an aggregate of 572,818 shares of non-voting Series D Convertible Preferred Stock (the "PREFERRED SHARES"), at a price of $44.00 per share, to institutional investors and individual accredited investors. After payment of placement agent fees and other offering expenses, the Registrant received proceeds of approximately $23.2 million. The Registrant intends to use the proceeds of the financing for repayment of debt, capital equipment purchases and other general corporate purposes.

         The Registrant entered into a registration rights agreement with the purchasers of the Preferred Shares. Pursuant to this agreement, the Registrant agreed to register the resale by the purchasers of the common stock underlying the Preferred Shares. This registration rights agreement provides that if the Registrant does not register for resale the common shares within 30 days of the closing date (or 150 days in the event of a full review of the registration statement by the Securities and Exchange Commission), then the Registrant must pay each of the investors 1% of the per share purchase price paid by such investor for each Preferred Share for each month thereafter that the investor cannot publicly sell the shares of common stock underlying the Preferred Share.

         Sanders Morris Harris Inc. acted as placement agent in connection with the private placement financing transaction. For their services as placement agent, the Registrant paid Sanders Morris Harris a fee equal to 7.5%, or approximately $1,890,300, of the gross proceeds from the financing. The Registrant also paid for the out-of-pocket expenses incurred by Sanders Morris Harris and all purchasers in the amount of $45,000. In addition, the Registrant issued to Sanders Morris Harris a warrant to purchase 572,818 shares of common stock at an exercise price of $4.74 per share. The warrant vests and becomes exercisable in full on June 18, 2004 and has a term of 5 years.

         Copies of the form of Subscription Agreement, Registration Rights Agreement, Placement Agent Agreement, and Common Stock Purchase Warrant are attached to this report as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated herein by this reference.

TERMS OF SERIES D CONVERTIBLE PREFERRED STOCK

         Except as required by law, the Preferred Shares have no voting rights. The Preferred Shares accrue dividends, commencing on June 1, 2004, at an annual rate of 5% of the initial stated value of $44.00 per share, payable quarterly. In the event of a liquidation, dissolution or winding-up of the Registrant, the Preferred Shares will be entitled to receive, prior to any distribution on the common stock and all other junior securities, a distribution equal to the initial stated value of the Preferred Shares plus all accrued and unpaid dividends.

         Following approval by the Registrant's stockholders of the conversion of the Preferred Shares, each Preferred Share will be automatically converted into 10 shares of the Registrant's common stock (as adjusted for stock dividends, combinations, splits or similar events), for an aggregate of 5,728,180 shares of common stock.

         A copy of the Registrant's Certificate of Designation of Series D Convertible Preferred Stock is attached to this report as Exhibit 4.1, and is incorporated herein by this reference.


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PRESS RELEASES

         On December 18, 2003, the Registrant issued a press release announcing the closing of the private placement financing and providing guidance for the 2003 fourth quarter and 2004 fiscal year financial results. A copy of the press release is attached to this report as Exhibit 99.5 and is incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of business acquired.

                  None.

         (b)      Pro forma Financial Information.

                  None.

         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  Exhibit
                  Number   Description
                  -------  -----------------------------------------------------

                  4.1      Certificate  of  Designation   Series  D  Convertible
                           Preferred Stock.

                  99.1 Form of Subscription Agreement between the Registrant and the Purchaser to be identified therein.

                  99.2 Form of Registration Rights Agreement dated December 18, 2003 among the Registrant and the Purchasers identified therein.

                  99.3 Placement Agent Agreement dated December 18, 2003 between the Registrant and Sanders Morris Harris Inc.

                  99.4 Common Stock Purchase Warrant dated December 18, 2003 between the Registrant and Sanders Morris Harris Inc.

                  99.5 Press release dated December 18, 2003 issued by the Registrant.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     TAG-IT PACIFIC, INC.



Date:    December 19, 2003                  By:      /s/ Ronda Ferguson
                                               ---------------------------------
                                                     Ronda Ferguson
                                                     Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
Number       Description
-------      -------------------------------------------------------------------

4.1          Certificate of Designation Series D Convertible Preferred Stock.

99.1 Form of Subscription Agreement between the Registrant and the Purchaser to be identified therein.

99.2 Form of Registration Rights Agreement dated December 18, 2003 among the Registrant and the Purchasers identified therein.

99.3 Placement Agent Agreement dated December 18, 2003 between the Registrant and Sanders Morris Harris Inc.

99.4 Common Stock Purchase Warrant dated December 18, 2003 between the Registrant and Sanders Morris Harris Inc.

99.5         Press release dated December 18, 2003 issued by the Registrant.


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